CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment 4 to the Registration Statement on Form S-3, 333-149951 of RiverSource Group Variable Annuity Contract of our report dated February 24, 2015 relating to the consolidated financial statements, which appears in RiverSource Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 22, 2015